UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 14, 2024

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 NE Moore Court
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LSCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2024, Lattice Semiconductor Corporation (the “Company”) announced the appointment of Ford Tamer as President and Chief Executive Officer (“CEO”) of the Company, effective September 16, 2024 (the “Start Date”). Mr. Tamer replaces Esam Elashmawi, who was the acting Interim CEO. Mr. Elashmawi will continue serving as Chief Strategy and Marketing Officer, a position that he continued to hold while serving as the Interim CEO. In connection with Mr. Tamer’s appointment as President and CEO, the Company’s Board of Directors (the “Board”) appointed Mr. Tamer as a member of the Board effective on the Start Date.

Prior to joining the Company, Mr. Tamer, age 62, served as a Senior Operating Partner of Francisco Partners, a private equity company, which he joined in September 2022. Prior to that, he served as the President and Chief Executive Officer and as a director of Inphi Corporation from February 2012 to April 2021, when it was acquired by Marvell Technology Inc. (“Marvell”). Prior to that, he served as Chief Executive Officer of Telegent Systems, Inc. from June 2010 until August 2011. Prior to joining Telegent, Mr. Tamer was a Partner at Khosla Ventures from September 2007 to April 2010. Mr. Tamer also served as Senior Vice President and General Manager — Infrastructure Networking Group at Broadcom Corporation from June 2002 to September 2007. He served as Chief Executive Officer of Agere Inc. from September 1998 until it was acquired by Lucent Technologies in April 2000, which Lucent then spun out as Agere Systems Inc. in March 2001. Mr. Tamer continued to serve as Vice President of Agere Systems until April 2002. Mr. Tamer currently serves on the board of directors of Teradyne, Inc. and Groq, Inc. and until the Start Date, served on the board of directors of Marvell. Mr. Tamer holds an M.S. degree and Ph.D. in engineering from Massachusetts Institute of Technology.

There are no arrangements or understandings between Mr. Tamer and any other persons pursuant to which Mr. Tamer was appointed President and CEO or a director. Mr. Tamer does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Tamer has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as President and CEO, Mr. Tamer entered into an offer letter agreement with the Company (the “Offer Letter”) on September 14, 2024. Mr. Tamer is also expected to enter into the Company’s standard form of indemnification agreement.  Pursuant to the Offer Letter, Mr. Tamer will serve as President and CEO, will be appointed as a member of the Board as of the Start Date, and will be nominated for reelection as a member to the Board at future annual meetings where he is subject to reelection as long as he is CEO. The Offer Letter does not have a specific term and provides that Mr. Tamer will be an at-will employee.

Additionally, the Offer Letter provides as follows:

●	Mr. Tamer’s annual base salary will be $800,000, and his base salary will be periodically reviewed as a part of the Company’s regular review of compensation.

●
Mr. Tamer will be eligible for an annual target bonus equal to 125% of his then-current base salary, subject to the terms of the Company’s Corporate Incentive Plan in effect for each applicable fiscal year. For the 2024 fiscal year, the maximum bonus payout percentage is 200% of target and any paid bonus for 2024 will be prorated based on the number of days Mr. Tamer is employed as CEO during 2024.  The maximum bonus that Mr. Tamer may earn beyond fiscal year 2024 will be as set forth in the Corporate Incentive Plan.

●	Mr. Tamer will be eligible to participate in the Company’s employee benefit plans generally available to other U.S. based executive officers of the Company.

●
Mr. Tamer will receive long-term incentive awards under the Company’s 2023 Equity Incentive Plan in the form of restricted stock (“RS”) covering the Company’s common stock that is subject to time-based vesting and performance-based restricted stock units (“PSUs”). For fiscal year 2024, the aggregate target grant date value of the long-term incentive awards for Mr. Tamer equals $1,700,000, provided as RS plus $1,700,000 as PSUs (together the “Pro-Rated Fiscal Year 2024 Awards”). For fiscal year 2025, the aggregate target grant date value of the long-term incentive awards for Mr. Tamer equals $5,000,000, provided as RS plus $5,000,000 as PSUs (together the “Fiscal Year 2025 Awards”).

●
Additionally, Mr. Tamer will receive sign-on awards in the form of time-based RS and PSUs with an aggregate target grant date value of $30,000,000, in part to recognize equity awards that Mr. Tamer forfeited from Francisco Partners (the “Sign-On Awards,” together with the Pro-Rated Fiscal Year 2024 Awards and the Fiscal Year 2025 Awards, the “Equity Awards”).

●	The material features of the Equity Awards are as follows:

•
All Equity Awards will be granted on the Start Date with the number of shares of Company common stock subject to each Equity Award determined by dividing the dollar value of the applicable Equity Award by the 30-day trailing average of the  Company’s common stock as of the Start Date (rounded down to the next whole share).  All vesting is subject to Mr. Tamer’s continued service as CEO through the applicable vesting date.  It currently is expected that no additional equity awards will be granted to Mr. Tamer prior to 2026.

•
$6,700,000 of the total Equity Award value (representing 50% of the Pro-Rated Fiscal Year 2024 Awards value and approximately16.67% ($5,000,000) of the Sign-On Awards value) will be granted as an award of time-vesting RS, with 25% of the shares of RS scheduled to vest on the 1st anniversary of the Start Date and vesting thereafter at a rate of 6.25% per quarter.

•
$5,000,000 of the total Equity Award value (representing 50% of the Fiscal Year 2025 Awards) will be granted as an award of time-vesting RS, with 25% of the shares of RS scheduled to vest on February 15, 2026 and vesting thereafter at a rate of 6.25% per quarter.

•
$6,700,000 of the total Equity Award value at target (representing 50% of the Pro-Rated Fiscal Year 2024 Awards value and approximately16.67% ($5,000,000) of the Sign-On Awards value) will be granted as PSUs with vesting tied to the Company’s total shareholder return relative to the companies in the Russell 3000 Index. The PSUs will be tested for vesting on the 3rd anniversary of the Start Date and will have a multiplier provision up to 250% in the event of extraordinary performance.

•
$5,000,000 of the total Equity Award value at target (representing 50% of the Fiscal Year 2025 Awards value) will be granted as PSUs with vesting tied to the Company’s total shareholder return relative to the companies in the Russell 3000 Index. The PSUs will be tested for vesting on February 15, 2028, and will have a multiplier provision up to 250% in the event of extraordinary performance.

•
$10,000,000 of the total Equity Award value at target (representing approximately 33% of the Sign-On Awards value) will be granted as PSUs with vesting tied to the Company’s year over year revenue growth. The PSUs will be divided into four equal tranches and for each tranche, revenue growth will be measured by comparing organic revenue for that year to the revenue achieved in the prior year. The first measuring period will be the fiscal year 2025 as compared to fiscal year 2024. The size of the revenue growth percentage determines the extent to which any tranche will be eligible to vest and can range from 0% to 250% of target, with payment at or above 100% possible with achievement of revenue growth at or above 10%. Additionally, for each measurement period, the revenue growth must exceed the Gartner Non-Memory Semiconductor Revenue Growth market benchmark to be eligible to vest. Vesting of any tranche will occur on the 13-month anniversary following the annual measurement period for that tranche.

•
$10,000,000 of the total Equity Award value at target (representing approximately 33% of the Sign-On Awards value) will be granted as PSUs with vesting tied to the Company’s stock price appreciation. The actual number of shares that become eligible to vest, if any, will be determined by the achievement of performance goals for percentage increase of the Company’s share price during a six-year performance period starting on the Start Date.  The share price for the starting point of the performance period will be the simple average of the closing Company share price for the trailing 60 trading days up to and including the day prior to the Start Date.  Share price increase goal achievement will be measured based on the simple average of the closing Company share price for the trailing 60 trading days up to and including the measurement date.  The number of shares that become eligible to vest can range from 25% of the target number of shares (at a 25% share price increase) to 250% of the target number of shares (at a 200% share price increase).  Assuming achievement of the applicable increased share price goal, (a) 50% of the shares achieved will vest on the 3rd anniversary of the Start Date, (b) 75% of the shares achieved but not yet paid out will vest on the 4th anniversary of the Start Date, (c) 100% of the shares achieved but not yet paid out will vest on the 5th anniversary of the Start Date, and (d) 100% of any remaining shares achieved but not yet paid out will vest on the 6th anniversary of the Start Date.

●
Upon a termination of Mr. Tamer’s employment by the Company without Cause (as defined in the Offer Letter) or by Mr. Tamer with Good Reason (as defined in the Offer and each a “Qualifying Termination”) outside of the period beginning three months prior to or 24 months following a change in control of the Company (the “Change in Control Period”), then, subject to Mr. Tamer’s timely execution and non-revocation of a release of claims, he will be eligible to receive severance payments and benefits set forth in the Offer Letter, which include: (i) a lump sum payment equal to 100% of Mr. Tamer’s base salary plus 100% of Mr. Tamer’s target bonus, (ii) up to12 months of COBRA benefits for Mr. Tamer and any eligible dependents under the Company’s group health plans, and (iii) 12 months of accelerated vesting of any equity awards that vest based solely on continued service (or 24 months of accelerated vesting for any time-based equity awards granted on the Start Date if the Qualifying Termination occurs prior to the 2nd anniversary of the Start Date) with any equity awards that remain subject to performance goals treated as set forth in the applicable award agreement.

●
In case of a Qualifying Termination during the Change in Control Period then, subject to Mr. Tamer’s timely execution and non-revocation of a release of claims, he will be eligible to receive severance payments and benefits set forth in the Offer Letter, which include (i) a lump sum payment equal to 200% of Mr. Tamer’s base salary plus 200% of Mr. Tamer’s target bonus, (ii) up to18 months of COBRA benefits for Mr. Tamer and any eligible dependents under the Company’s group health plans, and (iii) 100% of accelerated vesting of any equity awards that vest based solely on continued service with any equity awards that remain subject to performance goals treated as set forth in the applicable award agreement.

●
If any payment or benefit payable to Mr. Tamer constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Tamer’s payments or benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Tamer on an after-tax basis of the greatest amount of benefits.

The description of the Offer Letter and Equity Awards as summarized above is qualified in its entirety by reference to the copy of the full text of the Offer Letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and the applicable form of award agreement for the Equity Awards, which were previously filed or will be filed and which are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 16, 2024, the Company issued a press release announcing the transition and appointments described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
10.1	Offer Letter with Ford Tamer, dated September 14, 2024.
99.1	Press Release, dated September 16, 2024 (furnished herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

		By:	/s/ Tracy Feanny
Date:	September 16, 2024		Tracy Feanny Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter with Ford Tamer, dated September 14, 2024.
99.1	Press Release, dated September 16, 2024 (furnished herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

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